Exhibit 24

POWER OF ATTORNEY

We, the undersigned constitute all the Directors and managing member of Bridge GP, LLC, the General Partner of Bridge Private Lending, LP, do hereby name, constitute and appoint David Borinsky, our agent and attorney-in-fact, with full power of substitution and resubstitution, for each of us and in our respective behalves as director and/or as managing member of the general partner of Bridge Private Lending, LP, to sign and execute any and all amendments or supplements to this Registration Statement on Form S-1, relating to the registration with the Securities and Exchange Commission of up to $44,000,000 in aggregate limited partnership units of Bridge Private Lending, LP to be issued in a public offering and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, each acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.

Executed this 2nd day of December 2009.

BPL Manager, LLC, Managing Member

By:	/s/ David Borinsky
David Borinsky Sole Member

/s/ David Holmes
David Holmes Director, Board of Directors of Bridge GP, LLC

/s/ Craig Fadem
Craig Fadem Director, Board of Directors of Bridge GP, LLC

/s/ Steven Rosenblatt
Steven Rosenblatt Director, Board of Directors of Bridge GP, LLC